Meetesh Patel

Ceres Ventures, Inc.

President & CEO

430 Park Avenue

New York, NY 10022

www.CeresVentures.com

NEWS RELEASE

CERES VENTURES, INC. PROVIDES CORPORATE UPDATE, PLANS FOR 2012

New York, NY – February 1, 2012 – Ceres Ventures, Inc. (OTCQB: CEVE) (“Ceres” or the “Company”), a development stage clean technology company whose mission is to improve the environment by developing various technologies to purify water, air and soil, today announced its business objectives for 2012 and reviewed its achievements for 2011.

The Company said a major objective is to continue its research and development progress on its BluFlowTM Water Treatment System, a first-of-its-kind water treatment solution, which incorporates intellectual property directly or indirectly controlled by the Company, including the BluFlowTM Nanoparticles, the Company’s customizable absorbent nanoparticles capable of specific functionality for contaminant/chemical removal and valued ingredient extraction from aqueous solutions which may be recovered and reused multiple times without loss of efficiency and the BluFlowTM Advanced RO-Tech, a proprietary 4th generation advanced reverse osmosis technology that utilizes a combination of reverse osmosis, microfiltration and a fully automated and proprietary process to recover water from waste or impure streams, to remove target chemicals/pollutants and purify water, of which a proof-of-concept prototype has already been completed.

A second major objective in the next year is to complete a second generation prototype of the BluFlowTM Water Treatment System with which the Company will be able to complete further testing of aqueous solutions for the removal of previously untested contaminants/pollutants.

A third major objective in the next year is to develop additional intellectual property and complete patent filings for the Company’s BluFlowTM Nanoparticles and the BluFlowTM Advanced RO-Tech.

A fourth major objective in the next year is to develop a field ready prototype to begin field testing at independent laboratories and on-site facilities.

A fifth major objective is to leverage the development progress that Company has made with respect to the BluFlowTM Water Treatment System to establish strategic channel and engineering partnerships to allow it to enter into the $500 billion global water industry.

“Achievement of our objectives for 2012 will allow the Company to take the next step as it moves from research and development to commercializing its BluFlowTM Water Treatment System,” said Meetesh Patel, the Company’s President and Chief Executive Officer. “The Company has made significant strides in the past 12 months and I am excited for what the future holds,” he added.

The Company’s technology development and commercialization milestones for 2011 include:

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January 2010: Sponsored research at the University of California, Santa Barbara.

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Confirmed proof of concept at the University of California, Santa Barbara.

June 16, 2011: Engaged Applied Power Concepts, Inc. (“APC”), a California based bio-engineering firm to develop a process for scaling up production of BluFlowTM Nanoparticles and

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to design and develop a prototype of our BluFlow™ Technologies for water purification, as well as for the further development and enhancement of BluFlow™ Air Purification Technology.

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August 2011: Validated proof of concept, formulations and mass balance in commercial setting by APC*.

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From August 2011: Production scaling methods for BluFlowTM Nanoparticles are under development*.

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September 2011: Completed initial commercialization strategy and business model.

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From September 2011: Company begins developing BluFlowTM Advanced RO-Tech.

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October 2011: acquired exclusive license to magentized nanoparticles from University of California, Santa Barbara.

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January 2012: Company successfully completes the lab testing of the first generation prototype BluFlow™ Water Treatment System*.

*Note: These activities were conducted at the laboratories of APC.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although Ceres Ventures, Inc. (the “Company” or Ceres Ventures”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Ceres Ventures will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.